                                                                      Exhibit 21


                        SUBSIDIARIES OF THE REGISTRANT

                       Name                            Organized Under Laws of
---------------------------------------------------    -----------------------
Conoco Asia Ltd. ..................................        Bermuda
Conoco Canada Limited .............................        Canada
Conoco Developments Limited .......................        England
Conoco Inc. .......................................        Delaware
Conoco Indonesia Inc. .............................        Delaware
Conoco International, Inc. ........................        Delaware
Conoco Investments Norge A/S ......................        Norway
Conoco Limited ....................................        England
Conoco Mineraloel GmbH ............................        Germany
Conoco Norway Inc. ................................        Delaware
Conoco Petroleum Limited ..........................        England
Conoco Petroleum Norge AS .........................        Norway
Conoco Pipe Line Company ..........................        Delaware
Conoco Specialty Products Inc. ....................        Delaware
Conoco Timan-Pechora Ltd. .........................        Bermuda
Conoco (U.K.) Limited .............................        England
Consol Energy Inc. (50% owned) ....................        Delaware
Continental Oil Company of Libya ..................        Delaware
Danube Insurance Ltd. .............................        Bermuda
Douglas Oil Company of California .................        California
Dubai Petroleum Company ...........................        Delaware
DuPont Agrichemicals Caribe, Inc. .................        Delaware
DuPont Argentina S.A. .............................        Argentina
DuPont Asia Pacific, Ltd. .........................        Delaware
DuPont (Australia) Limited ........................        Australia
DuPont Canada Inc. (76.8% owned) ..................        Canada
DuPont Chemical and Energy Operations, Inc. .......        Delaware
DuPont Coordination Center N.V. ...................        Belgium
DuPont Conoco Nordic A.B. .........................        Sweden
DuPont Delaware, Inc. .............................        Delaware
DuPont Diagnostics, Inc. ..........................        Delaware
DuPont de Colombia, S.A. ..........................        Colombia
DuPont de Nemours (Belgium) N.V. ..................        Belgium
DuPont de Nemours (Deutschland) GmbH ..............        Germany
DuPont de Nemours (Flandre), S.A. .................        France
DuPont de Nemours (France) S.A. ...................        France
DuPont de Nemours International S.A. ..............        Switzerland
DuPont de Nemours Italiana S.p.A. .................        Italy
DuPont de Nemours (Luxembourg) S.A. ...............        Luxembourg
DuPont de Nemours (Nederland) B.V. ................        The Netherlands
DuPont do Brasil S.A. .............................        Brazil
DuPont Dow Elastomers, L.L.C. (50% owned) .........        Delaware
DuPont Electronic Materials, Inc. .................        Delaware
DuPont Energy Company .............................        Delaware

                       Name                            Organized Under Laws of
---------------------------------------------------    -----------------------
DuPont Engineering Products, S.A. .................       Luxembourg
DuPont Feedstocks Company .........................       Delaware
DuPont Foreign Sales Corporation ..................       Virgin Islands
DuPont Iberica, S.A. ..............................       Spain
DuPont Kabushiki Kaisha ...........................       Delaware
DuPont Korea, Ltd. ................................       Republic of Korea
DuPont Merck Pharmaceutical Company (Delaware
  Partnership) (50% owned) ........................       Delaware
DuPont Merck Pharma (Puerto Rico Partnership)
  (50% owned) .....................................       Puerto Rico
DuPont (New Zealand) Ltd. .........................       New Zealand
DuPont Photomasks, Inc. (69.5% owned) .............       Texas
DuPont, S.A. de C.V. ..............................       Mexico
DuPont (Singapore) Pte. Ltd. ......................       Singapore
DuPont (Singapore) Fibres Pte. Ltd. (90% owned) ...       Singapore
DuPont Taiwan Ltd. ................................       Taiwan
DuPont (Thailand) Co. Ltd. ........................       Thailand
DuPont Treasury Ltd. ..............................       England
DuPont (U.K.) Limited .............................       England
Kayo Oil Company ..................................       Delaware
Norske Conoco A/S .................................       Norway
Societe Europeene Des Carburants ..................       Belgium
World Wide Transport, Inc. ........................       Liberia


Subsidiaries not listed would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.

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